EXHIBIT 99.1

AT EPIX

Peyton Marshall, Chief Financial Officer

Sydney Barrett, Investor Relations Manager

(617) 250-6012

FOR IMMEDIATE RELEASE

May 23, 2005

EPIX Submits Response to FDA Approvable Letter for MS-325

- Conference call and webcast scheduled-

CAMBRIDGE, MA, May 23, 2005 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX) today announced that it has submitted a response to the approvable letter received from the U.S. Food and Drug Administration (FDA) in January 2005, for MS-325.  MS-325 is anticipated to be the first in a new class of MRI blood pool contrast agents, and is specifically designed for magnetic resonance angiography (MRA).

The FDA indicated in the approvable letter that its principal questions related to the non-contrast MRA comparator scans used in the MS-325 clinical trials and to the statistical treatment of uninterpretable images.  In the approvable letter, the FDA requested additional clinical studies to demonstrate efficacy prior to approval.

In its response submitted to the FDA, EPIX provided new analyses of these issues, including new analyses of the manner in which the non-contrast comparator scans were performed in the Phase III trials.  The company believes these new analyses provide additional support for the conclusion that MS-325 is effective.  EPIX’ response did not include efficacy data from new clinical trials.

“We believe that the new analyses and information provided in this submission address the FDA’s concerns and that this is a complete response,” said Michael D. Webb, CEO of EPIX.  “The FDA will make a determination as to the completeness of the response.  If the FDA agrees that the response is complete, it will then review our submission.  After review, the FDA could approve the NDA or could again request additional studies or other information before granting approval.  We look forward to discussing these issues with the FDA.”

EPIX will host a conference call and live webcast of its conference call at 8:45 am ET today, Monday, May 23 , 2005. Michael D. Webb, Chief Executive Officer, Andrew Uprichard, President and Chief Operating Officer, and Peyton Marshall, Chief Financial Officer, will host the call. The dial-in number for the EPIX conference call is 888-464-7607. A recording of this call may be accessed through Friday, May 27, by calling 800-642-1687, using reservation code 6531096. The press release and the conference call webcast can also be accessed by visiting the EPIX website at www.epixpharma.com.  Please connect to the EPIX website at least 10 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the live webcast.  Two hours after the live webcast, an archived version of the call will be available on the EPIX website by clicking “Investor Relations”.

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease.  The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes.  The Company’s lead product candidate,

MS-325, is the first imaging pharmaceutical specifically designed for MRA.  In January 2005, EPIX received an approvable letter from the FDA for the Company’s New Drug Application (NDA) for MS-325 requesting additional clinical studies.  Schering AG, Germany, the market leader in MRI contrast agents, is the worldwide sales, marketing and development partner for MS-325.  Schering AG submitted MS-325 for marketing approval in the European Union in June 2004.  EPIX is also collaborating with Schering AG in the development of its second drug candidate, EP-2104R, for imaging blood clots using MRI, and in a research partnership to discover novel compounds for MRI.  To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of the Company’s management, including statements relating to our discussions with the FDA to define the regulatory path forward for MS-325 and the value of MS-325 for the diagnosis and management of vascular disease.  Such statements are subject to risks and uncertainties which could cause actual results to differ from those projected, including risks and uncertainties related to the conduct of, and results obtained from, our clinical trials, whether our products under development receive regulatory approvals, and the timing of such approvals, if any, our dependence on corporate collaborations, our ability to develop multiple applications for our products and technologies, market acceptance of our products, reimbursement policies of third-party payors with respect to our products, competition and technological change and other risks and uncertainties described in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.